UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 14, 2007

ICON CASH FLOW PARTNERS L.P. SEVEN LIQUIDATING TRUST

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27926	20-7478738
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue, 4th Floor, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

(212) 418-4700

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

ICON Cash Flow Partners L.P. Seven (the “Partnership”) disclosed in the Current Report on Form 8-K, filed July 12, 2007, that the Partnership’s reporting obligations with the U.S. Securities and Exchange Commission (the “SEC”) ceased effective July 12, 2007.  ICON Cash Flow Partners L.P. Seven Liquidating Trust (the “Trust”), as successor to the Partnership, succeeded to the reporting obligations of the Partnership, and will continue to prepare and file with the SEC annual reports showing the assets and liabilities of the Trust at the end of each calendar year and the receipts and disbursements of the managing trustee (the “Managing Trustee”) with respect to the Trust for the period and will describe the changes in the assets of the Trust and the actions taken by the Managing Trustee during the period. The financial statements contained in the annual report will be prepared in accordance with generally accepted accounting principles; however, the financial statements will not be audited by a registered public accounting firm.  The Trust will also file current reports under cover of Form 8-K to disclose any material events required by such form.

The Trust requested and was granted No-Action relief from the SEC regarding its proposed modified reporting.  A copy of the No-Action letter is publicly available through the SEC’s website.

SIGNATURES

The Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON CASH FLOW PARTNERS L.P. SEVEN LIQUIDATING TRUST
By: ICON CAPITAL CORP., its managing trustee

Dated: August 23, 2007	By: /s/ Thomas W. Martin
Thomas W. Martin
Chairman, Chief Executive Officer and President